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                                                                  Exhibit 4.04.1

                           AMENDMENT TO REALTOR.COM
                   DATA CONTENT PROVIDER AGREEMENT ADDENDUM

     This Amendment to the Realtor.com Data Content Provider Agreement Addendum (this "AMENDMENT") is made and entered into as of _____, 1999 ("AMENDMENT EFFECTIVE DATE") by and among RealSelect, Inc., a Delaware corporation ("OPERATOR"), NetSelect, Inc., a Delaware corporation and the parent company of Operator that intends to change its name to HomeStore.com ("HOMESTORE.COM") and __________________ ("DATA CONTENT PROVIDER").

                                    RECITALS

     A. Operator and Data Content Provider have entered into a Data Content Provider Agreement (the "AGREEMENT") and a Data Content Provider Agreement Addendum (the "ADDENDUM"), pursuant to which Data Content Provider provides certain data content to Operator.

     B. Operator and Data Content Provider wish to amend the Addendum in the manner set forth below in order to amend and clarify the terms of the Addendum.

     NOW, THEREFORE, Operator and Data Content Provider hereby agree as follows:

     1.  Definitions.
         ------------

          (a) "Common Stock" shall mean shares of Common Stock of HomeStore.com.

          (b) "IPO" shall mean the initial registered public offering of Common Stock of HomeStore.com.

          (c) "Transfer" shall mean (1) any offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the IPO or (ii) a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the terms of this Agreement.

          (d) Capitalized terms used in this Amendment that are not otherwise defined herein will have the same meaning ascribed to them as set forth in the Addendum.

     2.  Exercisability and Transfer Restrictions of First Warrant. The warrant
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to purchase the initial one-half of the Allocation described in the first sentence of Section 4(b) of the Addendum that will be issued to Data Content Provider (the "FIRST WARRANT") will be exercisable at any time after the closing of the IPO until the third anniversary thereof and will contain a "net", or cashless, exercise provision. Data Content Provider agrees that any shares of Common Stock of HomeStore.com that may be purchased upon exercise of the First Warrant shall be Transferred only in accordance with the following restrictions:
(i) No such shares may be Transferred within one hundred and eighty days of the IPO; and (ii) the aggregate number of such shares Transferred thereafter shall not exceed (A) the number of ninety (90) day periods that have elapsed since the restriction set forth in clause (i) above has lapsed multiplied by (B) Ten Percent (10.0%).

     3.  Effect of this Amendment for Option A Elections. In the event that Data
         -----------------------------------------------
Content Provider elects Option A in Section 8 below, then the Addendum shall be amended as set forth in this Section 3.
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         (a) Additional Term. The term of the Addendum shall be extended for an
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additional twelve (12) month period. In addition, in the event that the
Agreement expires before such additional twelve (12) month period ends, the length of the Agreement shall be extended until the Addendum, as amended hereby, expires.

         (b) Issuance of Option A Warrant. In addition to the obligation set
             ----------------------------
forth in the first sentence of Section 4(b) of the Addendum to issue Data Content Provider a Warrant to purchase the initial one-half of the Allocation (the "FIRST WARRANT") at a per share exercise price equal to the price to the public per share of Common Stock in the IPO, HomeStore.com shall issue to Data Content Provider a Warrant to purchase the remaining one-half of the Allocation (the "OPTION A WARRANT") with the same per share exercise price as the First Warrant. This Section 3(b) supersedes the rights and obligations set forth in the second sentence of Section 4(b) of the Addendum in their entirety.

         (c) Exercisability and Transfer Restrictions of Option A Warrant. The
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Option A Warrant will be exercisable at any time after the closing of the IPO until the fifty-fourth month anniversary thereof and will contain a "net", or cashless, exercise provision. Data Content Provider agrees that any shares of Common Stock of HomeStore.com that may be purchased upon exercise of the Option A Warrant shall be Transferred only in accordance with the following restrictions: (i) No such shares may be Transferred within one hundred and eighty (180) days of the IPO; and (ii) the aggregate number of such shares Transferred thereafter shall not exceed (A) the number of ninety (90) day periods that have elapsed since the restriction set forth in clause (i) above has lapsed multiplied by (B) Six and One-Quarter Percent (6.25%). This Section 3(c) supersedes the rights and obligations set forth in the last sentence of
Section 4(b) of the Addendum in their entirety.

     4.  Effect of this Amendment for Option B Elections. In the event that Data
         -----------------------------------------------
Content Provider elects Option B in Section 8 below, then the Addendum shall be amended as set forth in this Section 4.

         (a) Additional Term. The term of the Addendum shall be extended for an
             ---------------
additional twenty-four (24) month period. In addition, in the event that the Agreement expires before such additional twenty-four (24) month period ends, the length of the Agreement shall be extended until the Addendum, as amended hereby, expires.

         (b) Issuance of Option B Warrant. In addition to the obligation to
             ----------------------------
issue the First Warrant, HomeStore.com shall issue to Data Content Provider a Warrant to purchase the remaining one-half of the Allocation (the "OPTION B WARRANT") with the same per share exercise price as the First Warrant. This
Section 4(b) supersedes the rights and obligations set forth in the second sentence of Section 4(b) of the Addendum in their entirety.

         (c)  Exercisability and Transfer Restrictions of Option B Warrant.
              ------------------------------------------------------------
The Option B Warrant will be exercisable at any time after the closing of the IPO until the third anniversary thereof will contain a "net", or cashless, exercise provision. Data Content Provider agrees that any shares of Common Stock of HomeStore.com that may be purchased upon exercise of the Option B Warrant shall be Transferred only in accordance with the following restrictions: (i) No such shares may be Transferred within one hundred and eighty (180) days of the IPO; and (ii) the aggregate number of such shares Transferred thereafter shall not exceed (A) the number of ninety (90) day periods that have elapsed since the restriction set forth in clause (i) above has lapsed multiplied by (B) Ten Percent (10.0%). This Section 3(b) supersedes the rights and obligations set forth in the second sentence of Section 4(b) of the Addendum in their entirety.

     5.  Effect of this Amendment for Option C Elections. In the event that Data
         -----------------------------------------------
Content Provider elects Option C in Section 8 below, then the Addendum shall be amended as set forth in this Section 5.

         (a) Additional Term. The term of the Addendum shall be extended for an
             ---------------
additional twenty-four (24) month period. In addition, in the event that the Agreement expires before such additional twenty-four (24) month period ends, the length of the Agreement shall be extended until the Addendum, as amended hereby, expires.

         (b) Issuance of Option C Warrant. In addition to the obligation to
             ----------------------------
issue the First Warrant, as of the date that a duly executed copy of this Agreement has been received by Operator, HomeStore.com shall issue

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to Data Content Provider a Warrant to purchase the remaining one-half of the
Allocation (the "OPTION C WARRANT"). The per share exercise price of the Option C Warrant shall be the average closing price of HomeStore.com's Common Stock during the ten (10) most recent trading days prior to the date that this Amendment was received by Operator (or the average of all trading days if HomeStore.com's Common Stock has been traded for less than ten (10) days). This
Section 5(b) supersedes the rights and obligations set forth in the second sentence of Section 4(b) of the Addendum in their entirety.

         (c) Exercisability and Transfer Restrictions of Option C Warrant. The
             ------------------------------------------------------------
Option C Warrant will be exercisable at any time after the date of issuance until the third anniversary of the such issuance date and will contain a "net", or cashless, exercise provision. Data Content Provider agrees that any shares of Common Stock of HomeStore.com that may be purchased upon exercise of the Option C Warrant shall be Transferred only in accordance with the following restrictions: (i) No such shares may be Transferred within one hundred and eighty (180) days of the issuance date of the Warrant; and (ii) the aggregate number of such shares Transferred thereafter shall not exceed (A) the number of ninety (90) day periods that have elapsed since the restriction set forth in clause (i) above has lapsed multiplied by (B) Ten Percent (10.0%). This Section 5(c) supersedes the rights and obligations set forth in the last sentence of
Section 4(b) of the Addendum in their entirety.

     6.  Injunctive Relief. Each of the parties acknowledges that a breach of
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the "Preferred Partner" provisions in the Addendum by Data Content Provider could cause irreparable harm and significant injury to Operator and HomeStore.com that would be difficult to ascertain and may not be compensable by damages alone. Accordingly, the parties agree that, in addition to any and all legal remedies, such claims may be remedied by specific performance, injunction or other appropriate equitable relief.

     7.  Other Terms. In all other respects the Agreement and the Addendum
         -----------
remain unmodified and in full force and effect. In the event of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Agreement and the Addendum, the terms and conditions of this Amendment shall govern and control. This Amendment may be executed in counterpart signature pages.


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     8.  Election of Option by Data Content Provider. Data Content Provider,
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after reviewing the effect of each option, elects the following option :

          Option A:          Option B:           Option C:
                    -----              -----               -----

                      (Data Content Provider to check one)

IN ORDER TO BE A VALID ELECTION, THIS AMENDMENT MUST BE (I) SIGNED BY DATA CONTENT PROVIDER, HOMESTORE.COM AND OPERATOR AND (II) IN THE CASE OF OPTION A OR OPTION B, RECEIVED BY OPERATOR WITHIN ONE DAY OF THE DATE THAT THE REGISTRATION STATEMENT RELATED TO THE IPO IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION OR, IN THE CASE OF OPTION C, RECEIVED BY OPERATOR WITHIN ONE HUNDRED AND EIGHTY (180) DAYS AFTER THE CLOSING OF THE IPO.

THIS AMENDMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY WARRANTS OR COMMON STOCK IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION, AND NO GRANT OF WARRANTS OR ISSUANCE OF COMMON STOCK IS MADE HEREBY THAT IS IN VIOLATION OF THE SECURITIES OR "BLUE SKY" LAWS OF ANY JURISDICTION.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

Data Content Provider               NetSelect, Inc.


By:                                 By:
    ----------------------------        -------------------------------------

Name:                               Name:
      --------------------------          -----------------------------------

Title:                              Title:
       -------------------------           ----------------------------------



                                    RealSelect, Inc.


                                    By:
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                                    Name:
                                          -----------------------------------

                                    Title:
                                           ----------------------------------


                                    Accepted by RealSelect's Corporate Office

                                    By:
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